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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-97556 and No. 333-43685) of Data Dimensions, Inc., of our report dated January 21, 1999, appearing on page F-2 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Seattle, Washington
March 5, 1999